Exhibit 5.5

CONSENT OF ROBERT VAN EGMOND

The undersigned hereby consents to all references to the undersigned's name included in or incorporated by reference into the registration statement on Form F-10 (the "Form F-10") of Platinum Group Metals Ltd. (the "Registrant") being filed with the United States Securities and Exchange Commission, and any amendments or supplements thereto filed by the Registrant with the United States Securities and Exchange Commission, in connection with certain technical and scientific information described therein.

/s/ Robert van Egmond
Robert van Egmond
June 21, 2022